JSW JEWETT SCHWARTZ WOLFE & ASSOCIATES
CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Mustang Geothermal Corp.'s 2008 Stock Incentive Plan, of our report dated July 14, 2010, with respect to the consolidated financial statements of Mustang Geothermal Corp. included in its Annual Report (Form 10-K) for the year ended March 31, 2010, filed with the Securities and Exchange Commission for the registration of 2,975,000 shares of Common Stock.

Jewett, Schwartz, Wolfe & Assoc CPA's

Jewett, Schwartz, Wolfe & Associates

Hollywood, FL
February 4, 2011

200 SOUTH PARK ROAD, SUITE 150 • HOLLYWOOD, FLORIDA 33021 • MAIN 954.922.5885 • FAX 954.922.5957 • WWW.JSW-CPA.COM
Member - American Institute of Certified Public Accountants • Florida Institute of Certified Public Accountants
Private Companies Practice Section of the AICPA • Registered with the Public Company Accounting Oversight Board of the SEC